EXHIBIT 99.01

News Release

Investor Contact:
Stan Finkelstein
Investor Relations
(925) 290-4321
ir@formfactor.com

FORMFACTOR, INC. REPORTS 2023 FOURTH QUARTER AND FISCAL 2023 RESULTS
Delivered Q4 Revenue and Gross Margin above Mid-Point of the Outlook Range, Sees Similar Overall Demand Levels in Q1

LIVERMORE, Calif. — February 7, 2024 —FormFactor, Inc. (Nasdaq: FORM) today announced its financial results for the fourth quarter of fiscal 2023 ended December 30, 2023. Quarterly revenues were $168.2 million, a decrease of 2.0% compared to $171.6 million in the third quarter of fiscal 2023, and an increase of 1.3% from $166.0 million in the fourth quarter of fiscal 2022. For fiscal 2023, FormFactor recorded revenues of $663 million, down 11.3% from $748 million in fiscal 2022.

•Experienced relatively stable demand as the result of its differentiated product diversification strategy.
•Benefited from strong demand for DRAM probe cards driven by growth of high-bandwidth-memory, a key enabler of generative AI.
•Signed agreement today with Grand Junction Semiconductor Pte. Ltd. to divest China operations and establish an exclusive distribution and partnership agreement to continue sales and support of FormFactor’s products in the region.

“Compared to the outlook, FormFactor delivered moderately higher fourth quarter revenue and gross margins offset by a higher tax rate that produce non-GAAP EPS at mid-point of the outlook,” said Mike Slessor, CEO of FormFactor, Inc. “The strength and stability of our balanced product portfolio enables us to make investments in innovation, capacity and other strategic initiatives, while maximizing quarterly profitability and protecting our strong balance sheet during the current period of industry softness.”

Fourth Quarter and Fiscal 2023 Highlights

On a GAAP basis, net income for the fourth quarter of fiscal 2023 was $75.8 million, or $0.97 per fully-diluted share, compared to net income for the third quarter of fiscal 2023 of $4.4 million, or $0.06 per fully-diluted share, and net loss for the fourth quarter of fiscal 2022 of $13.7 million, or negative $0.18 per fully-diluted share. Net income for fiscal 2023 was $82.4 million, or $1.05 per fully-diluted share, compared to net income for fiscal 2022 of $50.7 million, or $0.65, per fully-diluted share. Gross margin for the fourth quarter of 2023 was 40.4%, compared with 40.4% in the third quarter of 2023, and 27.2% in the fourth quarter of 2022. Gross margin for fiscal 2023 was 39.0%, compared to 39.6% for fiscal 2022. The GAAP financial results for the fourth quarter of 2023 include a $73.0 million gain from the sale of FRT that has been excluded from FormFactor's fourth quarter non-GAAP results.

On a non-GAAP basis, net income for the fourth quarter of fiscal 2023 was $15.7 million, or $0.20 per fully-diluted share, compared to net income for the third quarter of fiscal 2023 of $17.3 million, or $0.22 per fully-diluted share, and net income for the fourth quarter of fiscal 2022 of $4.1 million, or $0.05 per fully-diluted share. Non-GAAP net income for fiscal 2023 was $56.8 million, or $0.73 per fully-diluted share, compared to net income of $97.9 million, or $1.25 per fully-diluted share for fiscal 2022. On a non-GAAP basis, gross margin for the fourth quarter of 2023 was 42.1%, compared with 41.8% in the third quarter of 2023, and 31.7% in the fourth quarter of 2022. Non-GAAP gross margin for fiscal 2023 was 40.7%, compared to 42.3% for fiscal 2022.

A reconciliation of GAAP to non-GAAP measures is provided in the schedules included below.

GAAP net cash provided by operating activities for the fourth quarter of fiscal 2023 was $9.3 million, compared to $20.6 million for the third quarter of fiscal 2023, and $20.7 million for the fourth quarter of fiscal 2022. Free cash flow for the fourth quarter of fiscal 2023 was negative $0.3 million, compared to free cash flow for the third quarter of fiscal 2023 of $16.9 million, and free cash flow for the fourth quarter of 2022 of negative $5.4 million. Free cash flow for fiscal 2023 and fiscal

2022 was $11.4 million and $67.1 million, respectively. A reconciliation of net cash provided by operating activities to non-GAAP free cash flow is provided in the schedules included below.

Outlook

Dr. Slessor added, “We continue to operate in an overall demand environment similar to the levels we experienced last year and expect FormFactor’s first-quarter results to be similar to those achieved in recent quarters.”

For the first quarter ending March 30, 2024, FormFactor is providing the following outlook*:

	GAAP	Reconciling Items**	Non-GAAP
Revenue	$165 million +/- $5 million	—	$165 million +/- $5 million
Gross Margin	40% +/- 1.5%	$2 million	41% +/- 1.5%
Net income per diluted share	$0.07 +/- $0.04	$0.12	$0.19 +/-$0.04
*This outlook assumes consistent foreign currency rates.
**Reconciling items are stock-based compensation, restructuring charges, divestiture-related expenses, adjustments to the gain on sale of business, and amortization of intangibles and fixed asset fair value adjustments due to acquisitions, net of applicable income tax impacts.

We posted our revenue breakdown by geographic region, by market segment and with customers with greater than 10% of total revenue on the Investor Relations section of our website at www.formfactor.com. We will conduct a conference call at 1:25 p.m. PT, or 4:25 p.m. ET, today.

The public is invited to listen to a live webcast of FormFactor’s conference call on the Investor Relations section of our website at www.formfactor.com. A telephone replay of the conference call will be available approximately two hours after the conclusion of the call. The replay will be available on the Investor Relations section of our website, www.formfactor.com.

Use of Non-GAAP Financial Information:

To supplement our condensed consolidated financial results prepared under generally accepted accounting principles, or GAAP, we disclose certain non-GAAP measures of non-GAAP net income, non-GAAP net income per basic and diluted share, non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses and non-GAAP operating income, that are adjusted from the nearest GAAP financial measure to exclude certain costs, expenses, gains and losses. Reconciliations of the adjustments to GAAP results for the three and twelve months ended December 30, 2023, and for outlook provided before, as well as for the comparable periods of fiscal 2022, are provided below, and on the Investor Relations section of our website at www.formfactor.com. Information regarding the ways in which management uses non-GAAP financial information to evaluate its business, management's reasons for using this non-GAAP financial information, and limitations associated with the use of non-GAAP financial information, is included under “About our Non-GAAP Financial Measures” following the tables below.

About FormFactor:

FormFactor, Inc. (NASDAQ: FORM), is a leading provider of essential test and measurement technologies along the full semiconductor product life cycle - from characterization, modeling, reliability, and design de-bug, to qualification and production test. Semiconductor companies rely upon FormFactor’s products and services to accelerate profitability by optimizing device performance and advancing yield knowledge. The Company serves customers through its network of facilities in Asia, Europe, and North America. For more information, visit the Company’s website at www.formfactor.com.

Forward-looking Statements:

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the federal securities laws, including with respect to the Company’s future financial and operating results, and the Company’s plans, strategies and objectives for future operations. These statements are based on management’s current expectations and beliefs as of the date of this release, and are subject to a number of risks and uncertainties, many of which are beyond the Company’s control, that could cause actual results to differ materially from those described in the forward-looking statements. These forward-looking statements include, but are not limited to, statements regarding future financial and operating results, customer demand, conditions in the semiconductor industry, and growth opportunities, and other statements regarding the Company’s business. Forward-looking statements may contain words such as “may,” “might,” “will,” “expect,” “plan,” “anticipate,” and “continue,” the negative or plural of these words and similar expressions, and include the assumptions that underlie such statements. The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: changes in demand for the Company’s products; customer-specific demand; market opportunity; anticipated industry trends; the availability, benefits, and speed of customer acceptance or implementation of new products and technologies; manufacturing, processing, and design capacity, goals, expansion, volumes, and progress; difficulties or delays in research and development; industry seasonality; risks to the Company’s realization of benefits from acquisitions, investments in capacity and investments in new electronic data systems and information technology; reliance on customers or third parties (including suppliers); changes in macro-economic environments; events affecting global and regional economic and market conditions and stability such as military conflicts, political volatility, infectious diseases and pandemics, and similar factors, operating separately or in combination; and other factors, including those set forth in the Company’s most current annual report on Form 10-K, quarterly reports on Form 10-Q and other filings by the Company with the U.S. Securities and Exchange Commission. We continue to operate in an environment with substantial uncertainties arising from global, regional and national health crises such as the COVID-19 pandemic, including with respect to their impact on our operations, capacity, customer demand, and supply chain, as well as the macroeconomic environment. In addition, there are varying barriers to international trade, including restrictive trade and export regulations such as the US-China restrictions, dynamic tariffs, trade disputes between the U.S. and other countries, and national security developments or tensions, that may substantially restrict or condition our sales to or in certain countries, increase the cost of doing business internationally, and disrupt our supply chain. No assurances can be given that any of the events anticipated by the forward-looking statements within this press release will transpire or occur, or if any of them do so, what impact they will have on the results of operations or financial condition of the Company. Unless required by law, the Company is under no obligation (and expressly disclaims any such obligation) to update or revise its forward-looking statements whether as a result of new information, future events, or otherwise.

FORMFACTOR, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended			Twelve Months Ended
	December 30, 2023	September 30, 2023	December 31, 2022	December 30, 2023	December 31, 2022
Revenues	$168,163	$171,575	$165,987	$663,102	$747,937
Cost of revenues	100,229	102,290	120,784	404,522	451,928
Gross profit	67,934	69,285	45,203	258,580	296,009
Operating expenses:
Research and development	28,166	31,014	27,222	115,765	109,222
Selling, general and administrative	31,451	35,564	33,926	133,012	131,875
Total operating expenses	59,617	66,578	61,148	248,777	241,097
Gain on sale of business	72,953	—	—	72,953	—
Operating income (loss)	81,270	2,707	(15,945)	82,756	54,912
Interest income, net	2,376	1,662	957	6,796	1,641
Other income (expense), net	(1,546)	788	(467)	(285)	1,317
Income (loss) before income taxes	82,100	5,157	(15,455)	89,267	57,870
Provision (benefit) for income taxes	6,254	786	(1,728)	6,880	7,132
Net income (loss)	$75,846	$4,371	$(13,727)	$82,387	$50,738
Net income (loss) per share:
Basic	$0.98	$0.06	$(0.18)	$1.06	$0.65
Diluted	$0.97	$0.06	$(0.18)	$1.05	$0.65
Weighted-average number of shares used in per share calculations:
Basic	77,684	77,571	76,972	77,370	77,578
Diluted	78,410	78,412	76,972	78,159	78,201

FORMFACTOR, INC.
NON-GAAP FINANCIAL MEASURE RECONCILIATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended			Twelve Months Ended
	December 30, 2023	September 30, 2023	December 31, 2022	December 30, 2023	December 31, 2022
GAAP Gross Profit	$67,934	$69,285	$45,203	$258,580	$296,009
Adjustments:
Amortization of intangibles, inventory and fixed asset fair value adjustments due to acquisitions, and other	756	1,118	1,360	4,336	4,908
Stock-based compensation	2,053	1,376	973	6,854	3,807
Restructuring charges	—	—	5,122	357	11,775
Non-GAAP Gross Profit	$70,743	$71,779	$52,658	$270,127	$316,499

GAAP Gross Margin	40.4%	40.4%	27.2%	39.0%	39.6%
Adjustments:
Amortization of intangibles, inventory and fixed asset fair value adjustments due to acquisitions, and other	0.5%	0.6%	0.8%	0.6%	0.6%
Stock-based compensation	1.2%	0.8%	0.6%	1.0%	0.5%
Restructuring charges	—%	—%	3.1%	0.1%	1.6%
Non-GAAP Gross Margin	42.1%	41.8%	31.7%	40.7%	42.3%

GAAP operating expenses	$59,617	$66,578	$61,148	$248,777	$241,097
Adjustments:
Amortization of intangibles and other	(518)	(466)	(1,530)	(4,081)	(6,184)
Stock-based compensation	(7,230)	(9,463)	(8,491)	(31,762)	(27,530)
Restructuring charges	—	—	(3,249)	(1,183)	(3,664)
Costs related to sale of business	(268)	(2,139)	—	(2,407)	—
Non-GAAP operating expenses	$51,601	$54,510	$47,878	$209,344	$203,719

GAAP operating income (loss)	$81,270	$2,707	$(15,945)	$82,756	$54,912
Adjustments:
Amortization of intangibles, inventory and fixed asset fair value adjustments due to acquisitions, and other	1,274	1,584	2,890	8,417	11,092
Stock-based compensation	9,283	10,839	9,464	38,616	31,337
Restructuring charges	—	—	8,371	1,540	15,439
Gain on sale of business and related costs	(72,685)	2,139	—	(70,546)	—
Non-GAAP operating income	$19,142	$17,269	$4,780	$60,783	$112,780

FORMFACTOR, INC.
NON-GAAP FINANCIAL MEASURE RECONCILIATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended			Twelve Months Ended
	December 30, 2023	September 30, 2023	December 31, 2022	December 30, 2023	December 31, 2022
GAAP net income (loss)	$75,846	$4,371	$(13,727)	$82,387	$50,738
Adjustments:
Amortization of intangibles, inventory and fixed asset fair value adjustments due to acquisitions	1,274	1,584	2,890	8,417	11,092
Stock-based compensation	9,283	10,839	9,464	38,616	31,337
Restructuring charges	—	—	8,371	1,540	15,439
Gain on sale of business and related costs	(72,685)	2,139	—	(70,546)	—
Income tax effect of non-GAAP adjustments	2,026	(1,617)	(2,850)	(3,624)	(10,663)
Non-GAAP net income	$15,744	$17,316	$4,148	$56,790	$97,943

GAAP net income (loss) per share:
Basic	$0.98	$0.06	$(0.18)	$1.06	$0.65
Diluted	$0.97	$0.06	$(0.18)	$1.05	$0.65

Non-GAAP net income per share:
Basic	$0.20	$0.22	$0.05	$0.73	$1.26
Diluted	$0.20	$0.22	$0.05	$0.73	$1.25

FORMFACTOR, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Twelve Months Ended
	December 30, 2023	December 31, 2022
Cash flows from operating activities:
Net income	$82,387	$50,738
Selected adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	30,603	28,646
Amortization	6,850	9,391
Stock-based compensation expense	38,616	31,337
Provision for excess and obsolete inventories	15,003	24,632
Gain on sale of business	(72,953)	—
Non-cash restructuring charges	—	200
Other activity impacting operating cash flows	(35,904)	(13,158)
Net cash provided by operating activities	64,602	131,786
Cash flows from investing activities:
Acquisition of property, plant and equipment	(56,027)	(65,254)
Acquisition of business	—	(3,350)
Proceeds from sale of business	101,785	—
Purchases of marketable securities, net	(16,709)	(6,100)
Purchase of promissory note receivable	—	(1,000)
Net cash proved by (used in) investing activities	29,049	(75,704)
Cash flows from financing activities:
Purchase of common stock through stock repurchase program	(19,801)	(82,328)
Proceeds from issuances of common stock	8,822	10,499
Principal repayments on term loans	(1,045)	(8,398)
Tax withholdings related to net share settlements of equity awards	(10,687)	(15,705)
Net cash used in financing activities	(22,711)	(95,932)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(2,649)	(2,510)
Net increase (decrease) in cash, cash equivalents and restricted cash	68,291	(42,360)
Cash, cash equivalents and restricted cash, beginning of period	112,982	155,342
Cash, cash equivalents and restricted cash, end of period	$181,273	$112,982

FORMFACTOR, INC.
RECONCILIATION OF CASH PROVIDED BY OPERATING ACTIVITIES TO NON-GAAP FREE CASH FLOW
(In thousands)
(Unaudited)

	Three Months Ended			Twelve Months Ended
	December 30, 2023	September 30, 2023	December 31, 2022	December 30, 2023	December 31, 2022
Net cash provided by operating activities	$9,250	$20,571	$20,738	$64,602	$131,786
Adjustments:
Payments related to sale of business in working capital	268	2,139	—	2,407	—
Cash paid for interest	105	105	117	422	535
Capital expenditures	(9,933)	(5,917)	(26,230)	(56,027)	(65,254)
Free cash flow	$(310)	$16,898	$(5,375)	$11,404	$67,067

FORMFACTOR, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	December 30, 2023	September 30, 2023	December 31, 2022
ASSETS
Current assets:
Cash and cash equivalents	$177,812	$108,731	$109,130
Marketable securities	150,507	135,693	129,006
Accounts receivable, net of allowance for credit losses	102,957	88,965	88,143
Inventories, net	111,685	111,626	123,157
Restricted cash	1,152	1,171	1,221
Assets held-for-sale	—	33,718	—
Prepaid expenses and other current assets	29,667	26,681	23,895
Total current assets	573,780	506,585	474,552
Restricted cash	2,309	2,146	2,631
Operating lease, right-of-use-assets	30,519	29,824	31,362
Property, plant and equipment, net of accumulated depreciation	204,399	203,510	189,848
Goodwill	201,090	200,485	211,444
Intangibles, net	12,938	13,578	26,751
Deferred tax assets	78,964	73,572	67,646
Other assets	2,795	3,267	3,994
Total assets	$1,106,794	$1,032,967	$1,008,228

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$63,857	$61,589	$69,308
Accrued liabilities	41,037	36,487	42,115
Current portion of term loan, net of unamortized issuance costs	1,075	1,067	1,045
Deferred revenue	16,704	13,855	29,846
Liabilities held-for-sale	—	8,521	—
Operating lease liabilities	8,422	8,007	7,353
Total current liabilities	131,095	129,526	149,667
Term loan, less current portion, net of unamortized issuance costs	13,314	13,586	14,389
Deferred tax liabilities	—	317	2,732
Long-term operating lease liabilities	25,334	25,096	27,587
Deferred grant	18,000	18,000	—
Other liabilities	10,247	5,754	5,568
Total liabilities	197,990	192,279	199,943

Stockholders’ equity:
Common stock	77	78	77
Additional paid-in capital	861,448	873,634	844,842
Accumulated other comprehensive loss	(4,052)	(8,509)	(5,578)
Accumulated income (deficit)	51,331	(24,515)	(31,056)
Total stockholders’ equity	908,804	840,688	808,285
Total liabilities and stockholders’ equity	$1,106,794	$1,032,967	$1,008,228

About our Non-GAAP Financial Measures:

We believe that the presentation of non-GAAP net income, non-GAAP net income per basic and diluted share, non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income and free cash flow provides supplemental information that is important to understanding financial and business trends and other factors relating to our financial condition and results of operations. Non-GAAP net income, non-GAAP net income per basic and diluted share, non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, and non-GAAP operating income are among the primary indicators used by management as a basis for planning and forecasting future periods, and by management and our board of directors to determine whether our operating performance has met certain targets and thresholds. Management uses non-GAAP net income, non-GAAP net income per basic and diluted share, non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, and non-GAAP operating income when evaluating operating performance because it believes that the exclusion of the items indicated herein, for which the amounts or timing may vary significantly depending upon our activities and other factors, facilitates comparability of our operating performance from period to period. We use free cash flow to conduct and evaluate our business as an additional way of viewing our liquidity that, when viewed with our GAAP results, provides a more complete understanding of factors and trends affecting our cash flows. Many investors also prefer to track free cash flow, as opposed to only GAAP earnings. Free cash flow has limitations due to the fact that it does not represent the residual cash flow available for discretionary expenditures, and therefore it is important to view free cash flow as a complement to our entire consolidated statements of cash flows. We have chosen to provide this non-GAAP information to investors so they can analyze our operating results closer to the way that management does, and use this information in their assessment of our business and the valuation of our Company. We compute non-GAAP net income, non-GAAP net income per basic and diluted share, non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, and non-GAAP operating income, by adjusting GAAP net income, GAAP net income per basic and diluted share, GAAP gross profit, GAAP gross margin, GAAP operating expenses, and GAAP operating income (loss) to remove the impact of certain items and the tax effect, if applicable, of those adjustments. These non-GAAP measures are not in accordance with, or an alternative to, GAAP, and may be materially different from other non-GAAP measures, including similarly titled non-GAAP measures used by other companies. The presentation of this additional information should not be considered in isolation from, as a substitute for, or superior to, net income, net income per basic and diluted share, gross profit, gross margin, operating expenses, or operating income (loss) in accordance with GAAP. Non-GAAP financial measures have limitations in that they do not reflect certain items that may have a material impact upon our reported financial results. We may expect to continue to incur expenses of a nature similar to the non-GAAP adjustments described above, and exclusion of these items from our non-GAAP net income, non-GAAP net income per basic and diluted share, non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, and non-GAAP operating income should not be construed as an inference that these costs are unusual, infrequent or non-recurring. For more information on the non-GAAP adjustments, please see the table captioned “Non-GAAP Financial Measure Reconciliations” and “Reconciliation of Cash Provided by Operating Activities to non-GAAP Free Cash Flow” included in this press release.

Source: FormFactor, Inc.
FORM-F